EXHIBIT 5

November 7, 2003

Oretech, Inc.
309 State Docks Road
Phenix City, Al 36869

Gentlemen:

     I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 50,000 shares of post-reverse split common stock, no par value (the "Shares") of Oretech, Inc. (the "Company"), which Shares have been issued pursuant to the agreement between the Company and the Consultant, a form of which agreement (the "Consulting Agreement") is to be filed as an exhibit to the Registration Statement.

     I have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies, certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, the Consulting Agreement, and such other documents and instruments as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares were duly and validly authorized for issuance under the Consulting Agreement and the Shares, issued in accordance with the terms of the Consulting Agreement, are legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/  Steven L. Siskind
                                            -----------------------------------
                                                 Steven L. Siskind
SLS/eg